EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 4, 2001, with respect to the financial statements of Second Stage Ventures, Inc. (a development stage company) as of and for the period September 1, 2000 (inception) to September 30, 2000, filed with the Securities and Exchange Commission.



/s/ Peterson Sullivan P.L.L.C.
Peterson Sullivan P.L.L.C.
Seattle, Washington
March 8, 2001